Exhibit 5

LOCK-UP AGREEMENT

March 3, 2017

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Equity Capital Markets

Ladies and Gentlemen:

The undersigned understands that you, as the Advisor (the “Advisor”), have provided and will provide financial advice and investment banking services to Ladder Capital Corp, a Delaware corporation (the “Company”), in relation to a transfer (the “Transaction”) of 5,886,681 shares of Class A common stock, par value $0.001 per share, of the Company (the “Common Stock”), by GI Ladder Holdco LLC, GI Partners Fund III-B, L.P., GI Partners Fund III-A, L.P., TI II Ladder Holdings, LLC, TowerBrook Investors II AIV, L.P., GP09 PX (LAPP) Ladder Capital LTD., GP09 GV Ladder Capital LTD., GP09 PX Ladder Capital LTD. and OCP LCF Holdings Inc., as sellers (the “Sellers”), to RREF II Ladder LLC, a Delaware limited liability company (the “Stockholder”), as purchaser.

1.	Definitions. As used in this letter (this “Lock-Up Agreement”), the following terms shall have the following meanings:

a.	“Affiliate” of a Person is any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person; provided, however, notwithstanding anything to the contrary set forth herein, no Stockholder Party shall be deemed to be an Affiliate of the Company, solely by virtue of (i) such party’s ownership of Common Stock or its being a party to this Lock-Up Agreement, (ii) the election of directors nominated by the Company for election to the Board in connection with the Transaction or (iii) any other action taken by such party or its Affiliates in connection with the Transaction. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the power to, directly or indirectly, direct or cause the direction of the affairs or management of such Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

b.	“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that (x) for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) and (y) notwithstanding anything to the contrary set forth herein, no Stockholder Party shall be deemed to have Beneficial Ownership of securities owned by another participant in the Transaction, solely by virtue of (A) such party’s status as a party to this Lock-Up Agreement, (B) any voting agreements or proxies delivered in connection with the Transaction or (C) any other action taken by such party or any of its Affiliates in connection with the Transaction (and irrespective of the characteristics of the aforesaid relationships and actions under applicable Law or accounting principles). For purposes of this Lock-Up Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member or is otherwise acting in concert. “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

c.	“Board” means the Board of Directors of the Company.

d.	“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

e.	“Governmental Entity” means any United States or foreign (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal), (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal and self-regulatory organizations, or (iv) any national securities exchange or national quotation system.

f.	“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, notwithstanding anything to the contrary set forth herein, no Stockholder Party or any of their respective Affiliates shall be deemed to be a member of a Group with each other or each other’s Affiliates, in each case solely by virtue of the existence of this Lock-Up Agreement or any action taken by a party to this Lock-Up Agreement or any such party’s Affiliates in connection with the Transaction.

g.	“Laws” means, collectively, any applicable federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

h.	“Permitted Transferee” means any Affiliate of The Related Companies, L.P., a New York limited partnership, in each case that signs and delivers to the Advisor a lock-up letter substantially in the form of this Lock-Up Agreement.

i.	“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof, or any other entity or Group comprised of two or more of the foregoing.

j.	“Stockholder Parties” means (i) the Stockholder and (ii) any Permitted Transferee.

k.	“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, encumbrance, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest), whether by merger, testamentary disposition, operation of law or otherwise, but excluding any transfer upon foreclosure of any such hypothecation, mortgage, encumbrance, pledge or assignment, to secure obligations to the Company or any of its Affiliates, and entry into a definitive agreement with respect to any of the foregoing and, when used as a verb, to directly or indirectly, voluntarily or involuntarily, sell, dispose, hypothecate, mortgage, encumber, gift, pledge, assign, attach or otherwise transfer (including by creating any derivative or synthetic interest, including a participation or other similar interest), whether by merger, testamentary disposition, operation of law or otherwise, or enter into a definitive agreement with respect to any of the foregoing.

l.	“Voting Securities” means, at any time, shares of any class of Capital Stock or other securities of the Company, including the Common Stock, which are entitled to vote generally in the election of directors to the Board and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock (whether or not currently so convertible, exercisable or exchangeable or only upon the passage of time, the occurrence of certain events or otherwise).

2.	Lock-Up. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned agrees that, from and after the date hereof until February 27, 2018, the Stockholder Parties shall not, nor shall any Stockholder Party permit any of its controlled Affiliates to, Transfer any Voting Securities Beneficially Owned by such Person, other than in a transaction to finance the purchase or ownership of Voting Securities purchased from the Sellers on the date hereof, including as a pledge for a borrowing, through the creation of a derivative or synthetic interest or any hedging, swap, forward or other derivative contract, and, in each case, any renewals, replacements, extensions, amendments, supplements or restatements thereof; provided, that, the foregoing restrictions set forth in this paragraph shall not apply to Transfers of Voting Securities (x) solely between or among the Stockholder Parties and any of their Permitted Transferees; (y) with the prior written consent of the Advisor; or (z) pursuant to any sale, merger, consolidation, acquisition (including by way of tender offer or exchange offer or share exchange), recapitalization or other business combination involving the Company or any of its subsidiaries pursuant to which more than 50% of the Voting Securities or the consolidated total assets of the Company would be acquired or received by any Person (other than the Company or its subsidiaries) in one or a series of related transactions, provided that, in the case of this clause (z), the Board has approved such transaction or proposed transaction and recommended it to the stockholders of the Company (and has not withdrawn such recommendation).

3.	Assignment; Third Party Beneficiaries. Neither this Lock-Up Agreement nor any of the rights, interests or obligations under this Lock-Up Agreement may be assigned by any party hereto (other than by operation of Law) without the prior written consent of (i) the Advisor, in the case of the Stockholder Parties, or (ii) the Stockholder, in the case of the Advisor. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Lock-Up Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Lock-Up Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

4.	Governing Law; Jurisdiction.

a.	This Lock-Up Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of law principles.

b.	Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Lock-Up Agreement or the transactions contemplated hereby exclusively in any federal or state court located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Lock-Up Agreement or the transactions that are the subject of this Lock-Up Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given at the address set forth herein.

5.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LOCK-UP AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS LOCK-UP AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS LOCK-UP AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LOCK-UP AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.

6.	Interpretation. The parties have participated jointly in negotiating and drafting this Lock-Up Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Lock-Up Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Lock-Up Agreement. The headings contained in this Lock-Up Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Lock-Up Agreement. This Lock-Up Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

7.	Prior Negotiations; Entire Agreement. This Lock-Up Agreement constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Lock-Up Agreement.

8.	Counterparts. This Lock-Up Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via email or other electronic transmission), it being understood that each party need not sign the same counterpart.

9.	Severability. Whenever possible, each provision or portion of any provision of this Lock-Up Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Lock-Up Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Lock-Up Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

10.	Delivery by Electronic Transmission. This Lock-Up Agreement and any signed agreement or instrument entered into in connection with this Lock-Up Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of email delivery of a “.pdf” format data file to deliver a signature to this Lock-Up Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.

[Signature Page Follows]

Very Truly Yours,

RREF II LADDER LLC

By:	/s/ Richard O’Toole
Name: Richard O’Toole
Title: Executive Vice President

Date: March 3, 2017

Address:

c/o The Related Companies L.P.
60 Columbus Circle
New York, NY, 10023
Attention:	Justin Metz
Richard O’Toole